EXHIBIT 99.1

Oritani Financial Corp. Announces Dividend

TOWNSHIP OF WASHINGTON, N.J., Sept. 28, 2009 (GLOBE NEWSWIRE) -- Oritani Financial Corp. (Nasdaq:ORIT) (the "Company"), the holding company for Oritani Bank, today announced that the Company has declared a quarterly cash dividend of $0.05 per share on the Company's common stock. The dividend will be payable to stockholders of record as of October 9, 2009 and will be paid on October 23, 2009.

The Company is the majority-owned subsidiary of Oritani Financial Corp., MHC, a federal mutual holding company, which owns 74% percent of the Company's outstanding shares. Oritani Financial Corp., MHC intends to waive the receipt of dividends paid on its shares of the Company. Oritani Financial Corp., MHC, previously received a regulatory non-objection to the waiver of such dividends.

"I am pleased to announce the continuation of the dividend program we began in June. We remain steadfast in our commitment to enhancing stockholder value," said Kevin J. Lynch, Chairman, President and Chief Executive Officer.

The Company also announced information concerning its annual meeting of shareholders. The meeting will be held on Tuesday, November 24, 2009 at The Estate at Florentine Gardens at 9:00 am. Florentine Gardens is located at 97 Rivervale Avenue in River Vale, New Jersey. Stockholders of record as of October 1, 2009 will be entitled to vote at the meeting, and proxy materials will be made available via Notice and Access.

About Oritani Financial Corp.

Oritani Financial Corp. is the holding company for Oritani Bank, a New Jersey state chartered bank offering a full range of retail and commercial loan and deposit products. Oritani Bank is dedicated to providing exceptional personal service to its individual and business customers. The Bank currently operates its main office and 20 full service branches in the New Jersey Counties of Bergen, Hudson and Passaic. For additional information about Oritani Bank, please visit www.oritani.com.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACT:  Oritani Financial Corp.
          Kevin J. Lynch, Chairman, President and Chief
           Executive Officer
          (201) 664-5400